                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-8 (No. 33-3490, No. 33-19326, No. 33-30840, No. 33-64721, No. 33-64723, and No. 333-11503) and part of the Registration Statement on Form S-3 (No. 333-31239) of LSI Industries Inc. of our report dated August 18, 1995, which appears on page S-6 of this Form 10-K.



/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP
Cincinnati, Ohio
September 10, 1997

                                   EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No.'s 33-3490, 33-19326, 33-30840, 33-64721,
33-64723, 333-11503, and 333-31239.




                                                        /s/  Arthur Andersen LLP

                                                        Arthur Andersen LLP
Cincinnati, Ohio
September 10, 1997